UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 22, 2014
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2014, Rand Logistics, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) with JWEST, LLC (“JWEST”), that terminates the pending proxy contest with respect to the election of two directors to the Company’s board of directors (the “Board”) at the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).

Pursuant to the Settlement Agreement, the Company has agreed, among other things, to take the following actions before the Annual Meeting: (i) appoint Laurence S. Levy, the Executive Chairman of the Company, as the Executive Vice Chairman of the Company and reduce his compensation for the remainder of the fiscal year ending March 31, 2015; (ii) appoint Edward Levy, the President of the Company, as the Chief Executive Officer of the Company; (iii) appoint Michael D. Lundin, the Lead Independent Director of the Board, as the Chairman of the Board; (iv) remove Jonathan Brodie from the Company’s slate of nominees for election as directors of the Company at the Annual Meeting; and (v) include Jonathan R. Evans on the Company’s slate of nominees for election as directors of the Company at the Annual Meeting.  Additionally, the Company agreed that upon Mr. Evans’s election to the Board, the Company would appoint him as a member of the Compensation Committee of the Board.  In addition to Mr. Evans, the Board’s slate of nominees for election as directors of the Company at the Annual Meeting will include John Binion (together with Mr. Evans, the “New Company Nominees.”)

The Settlement Agreement also provides that the Company (i) will not renew that certain Reimbursement Agreement, dated as of June 12, 2013, by and among the Company, Rand Finance Corp. and Hyde Park Real Estate, LLC upon its expiration and (ii) will, within three months of the Annual Meeting, expand the Board to seven directors from its current size of six directors and fill the resulting vacancy with an additional independent director.

Pursuant to the Settlement Agreement, JWEST agreed, among other things, (i) to cease, and cause its affiliates, associates and representatives to cease, any and all proxy solicitation activities with respect to the Annual Meeting; (ii) not to vote, deliver or otherwise use any proxies that may have been received pursuant to any such solicitation activities; and (iii) to cause all shares of Company common stock which it is entitled to vote at the Annual Meeting to be present, in person or by proxy, at the Annual Meeting and to vote in favor of the election of each of the New Company Nominees.

The description of the Settlement Agreement contained herein is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events

In connection with the Settlement Agreement, on September 22, 2014, the Company issued a press release announcing (i) the signing of the Settlement Agreement and (ii) that it intends to adjourn the Annual Meeting until October 22, 2014 at 11:00 A.M. at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

10.1    Agreement, dated as of September 22, 2014, by and between the Company and JWEST, LLC.
99.1    Press Release dated September 22, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: September 22, 2014	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer